UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16073 (Commission file number)	94-3219054 (I.R.S. Employer Identification Number)

2100 Seaport Boulevard Redwood City, CA (Address of principal executive offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 22, 2007, Openwave Systems Inc. (“Openwave”) issued a press release announcing that over the past weekend, Openwave’s Board of Directors attempted, unsuccessfully, to reach a mutually acceptable settlement agreement with Harbinger Capital Partners. Bernard Puckett, Chairman of Openwave’s Board, sent a letter to Howard Kagan, Managing Director of Harbinger. In response to the letter, representatives of Harbinger communicated that Harbinger rejected the settlement offer. A copy of the press release is furnished as Exhibit 99.1 to this current report. A copy of the settlement offer is furnished as Exhibit 99.2 to this current report.

The information in this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by Openwave Systems Inc. under the Exchange Act or the Securities Act of 1933 regardless of any general incorporation language contained in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this current report on Form 8-K:

Exhibit Number	Description
99.1	Press Release entitled “Openwave’s Latest Proposed Settlement Rejected by Harbinger Capital Partners”, dated January 22, 2007.

99.2	Proposed Settlement Agreement dated January, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Harold Covert
Name:	Harold (Hal) Covert
Title:	Executive Vice President and Chief Financial Officer

Date: January 22, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Openwave’s Latest Proposed Settlement Rejected by Harbinger Capital Partners”, dated January 22, 2007.

99.2	Proposed Settlement Agreement dated January, 2007.